Exhibit 3.7

WWW.BUSINESSREGISTRATIONS.COM		FORM X-7 7/2002

FILED 01/23/2004 03:45 PM Business Registration Division DEPT. OF COMMERCE AND	STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division
CONSUMER AFFAIRS State of Hawaii	1010 Richards Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

STATEMENT OF CHANGE OF REGISTERED AGENT

(Section 414-62, 414-438, 414D-72, 414D-278, 425, 425D, 428-108 Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned certify as follows:

1.	Please check one:

☑ Profit Corporation (F/$50/B15)	☐ Nonprofit Corporation (F/$20/B15)	☐ General Partnership (F/$25/B33)	☐ Limited Partnership (F/$20/B34)	☐ LLC (F/$50/L14)

2.	The name and state/country of incorporation/formation or organization of the entity is:

Verizon Hawaii Inc.	Hawaii
(Type/Print Entity Name)	(State or Country)

3.	a.	Name of its current registered agent:

Warren H. Haruki

	b.	Street address of its current registered office in this State:

1177 Bishop Street

4.	Name of its registered agent after the change is:

The Corporation Company. Inc.	Hawaii
(Type/Print Name of Agent)	(State or Country, if Agent is an Entity)

5.	Street address (including number, street, city, state, and zip code) of its registered office in this State after the change is:

1000 Bishop Street, Honolulu, HI 93813

6.	The address of its registered office and the business address of its registered agent is identical.

We certify under the penalties of Section 414-20, 414D-12, 425-13, 425D-204, 425D-1108, 428-1302. Hawaii Revised Statutes, as applicable, that we have read the above statements and that the same are true and correct.

Signed this 21st day of January, 2004

Rosalynn Christian, Assistant Secretary
(Type/Print Name & Title)	(Type/Print Name & Title)

/s/ Rosalynn Christian
(Signature of Officer)	(Signature of Officer)

SEE INSTRUCTIONS ON REVERSE SIDE.